                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K/A


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 4, 1995
                                                         --------------


                                   NBI, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




Delaware                            0-9403                   84-0645110
--------------------------------------------------------------------------------
(State or other                     (Commission              (I.R.S. Employer
jurisdiction of                     File Number)             Identification No.)
Incorporation)




           1880 Industrial Circle, Suite F, Longmont, Colorado  80501
           ----------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (303) 684-2700
                                                           --------------



                                 Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND PROFORMA FINANCIAL INFORMATION


   a.)  Financial Statements of Business Acquired
                                                                                    Page
                                                                               ---------------
        Belle Vernon Motel Corporation
         Audited Annual Financial Statements as of December 31, 1994
           and for the two years then ended.................................        3 - 13
         Interim financial statements as of June 30, 1995
            and for the six months then ended...............................       14 - 17

        L.E. Smith Glass Company
         Audited Annual Financial Statements as of March 31, 1995
           and for the year then ended......................................       18 - 29
         Audited Annual Financial Statements as of March 31, 1994
           and for the two years then ended.................................       30 - 44
         Interim financial statements as of June 30, 1995 and for the
           three months then ended..........................................       45 - 48

   b.)  Proforma Financial Information

        Introduction........................................................            49
        Proforma Balance Sheet at June 30, 1995, as if Belle Vernon
           Motel Corporation and L.E. Smith Glass Company were
          acquired on June 30, 1995.........................................            50
        Proforma Statement of Operations for the year ended June 30, 1995, as if Belle Vernon Motel Corporation and L.E. Smith Glass
           Company were acquired as of the first day of the period
           presented, July 1, 1994..........................................            51
        Explanatory Notes to the Proforma Balance Sheet and Statement
           of Operations....................................................            52


                         BELLE VERNON MOTEL CORPORATION

                          AUDITED FINANCIAL STATEMENTS

                                  YEARS ENDED
                             JUNE 30, 1995 AND 1994

                                                              September 14, 1995



                         INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of Belle Vernon Motel Corporation


         We have audited the accompanying balance sheets of Belle Vernon Motel Corporation (a Pennsylvania corporation) as of December 31, 1994 and 1993, and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Belle Vernon Motel Corporation as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                   /s/ BULOW, HOTTLE & CO.

                        BELLE VERNON MOTEL CORPORATION
                                BALANCE SHEETS
                          DECEMBER 31, 1994 AND 1993


                                    ASSETS


                                                   1994         1993
                                                -----------  ----------
CURRENT ASSETS
  Cash                                           $1,098,934  $  952,018
  Accounts receivable (Note 3)                       55,200      45,719
  Inventories                                        25,699      26,070
  Prepaid expenses                                    7,522      88,539
                                                 ----------  ----------

        Total current assets                      1,187,355   1,112,346

PROPERTY, PLANT AND EQUIPMENT, AT COST,
 LESS ACCUMULATED DEPRECIATION (Note 4)             539,766     662,307

OTHER ASSETS
  Franchise fee, net of amortization                  7,000       8,000
                                                 ----------  ----------
                                                $ 1,734,121  $ 1,782,653
                                                ===========  ===========

                LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses         $    96,097  $   101,236
  Accrued payroll and related taxes                  24,637       63,676
  Accrued pension (Note 6)                            8,029        4,776
  Deposits (Note 9)                                  10,000            -
                                                -----------  -----------

       Total liabilities                            138,763      169,688

SHAREHOLDERS' EQUITY
  Common shares, $1 stated value
   Authorized 100,000 shares, Issued
   41,250 shares, Outstanding 34,515                 41,250       41,250
  Additional paid in capital                        446,175      446,175
  Retained earnings (Note 7)                      1,184,153    1,201,760

  Less Treasury stock - 6,735 shares,
   at cost                                          (76,220)     (76,220)
                                                 ----------   ----------

       Total shareholders' equity                 1,595,358    1,612,965
                                                 ----------   ----------
                                                $ 1,734,121  $ 1,782,653
                                                ===========  ===========




  The accompanying notes are an integral part of the financial statements.

                        BELLE VERNON MOTEL CORPORATION
                  STATEMENTS OF INCOME AND RETAINED EARNINGS
                FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993



                                                   1994          1993
                                               ------------  ------------
REVENUES
   Room rentals (Note 2)                        $1,286,500    $1,232,703
   Restaurant sales                                437,782       442,776
   Lounge sales                                     82,767        83,738
   Miscellaneous                                    10,008        10,388
                                                ----------    ----------

         Total revenues                          1,817,057     1,769,605
                                                ----------    ----------

COSTS AND EXPENSES
   Cost of merchandise sold                        209,268       196,695
   Payroll, related taxes and benefits             545,785       570,538
   Depreciation                                    138,313       138,762
   Interest expense                                      -         3,073
   Utilities                                        78,564        72,429
   Franchise and related expenses (Note 10)         94,337        91,250
   Insurance                                       115,820       113,306
   Advertising and promotion                        52,622        48,811
   Maintenance and repair                           58,243        46,164
   Supplies                                         68,713        58,938
   Taxes and licenses                               56,665        56,176
   General and administrative                       98,939        92,267
   Ground lease expense (Note 8)                    43,796        42,242
   Pension expense (Note 6)                         13,436        11,343
                                                ----------    ----------

         Total costs and expenses                1,574,501     1,541,994
                                                ----------    ----------

INCOME FROM OPERATIONS                             242,556       227,611

OTHER INCOME
   Interest income                                  24,586        21,477
                                                ----------    ----------

INCOME BEFORE INCOME TAXES                         267,142       249,088

PROVISION FOR INCOME TAXES                               -             -
                                                ----------    ----------

NET INCOME                                         267,142       249,088

RETAINED EARNINGS, BEGINNING OF YEAR             1,201,760     1,239,147

SHAREHOLDERS' WITHDRAWALS                         (284,749)     (286,475)
                                                ----------    ----------

RETAINED EARNINGS, END OF YEAR                  $1,184,153    $1,201,760
                                                ==========    ==========
EARNINGS PER COMMON SHARE                       $     7.74    $     7.22
                                                ==========    ==========


  The accompanying notes are an integral part of the financial statements.

                        BELLE VERNON MOTEL CORPORATION
                           STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993




                                                      1994         1993
                                                  ------------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                      $  267,142   $ 249,088
   Adjustments to reconcile net income to
    net cash provided by operations
      Depreciation and amortization                   139,313     139,762
      (Increase) decrease in:
         Accounts receivable                           (9,481)      5,273
         Inventories                                      371      (2,243)
         Prepaid expenses                              81,017     (78,302)
      Increase (decrease) in:
         Accounts payable and accrued
          expenses                                     (5,139)    (22,379)
         Accrued payroll and related taxes            (39,039)     (7,862)
         Accrued pension                                3,253       4,776
                                                   ----------   ---------

         Net cash provided by operating
          activities                                  437,437     288,113
                                                   ----------   ---------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of property and equipment
    and net cash used by investing
    activities                                        (15,772)    (15,260)
                                                   ----------   ---------

CASH FLOWS FROM FINANCING ACTIVITIES
   Capital lease reduction                                 --      (3,610)
   Shareholders' withdrawals                         (284,749)   (286,475)
   Deposits                                            10,000          --
                                                   ----------   ---------

         Net cash used by financing activities       (274,749)   (290,085)
                                                   ----------   ---------

NET INCREASE (DECREASE) IN CASH                       146,916     (17,232)

CASH, BEGINNING OF YEAR                               952,018     969,250
                                                   ----------   ---------

CASH, END OF YEAR                                  $1,098,934   $ 952,018
                                                   ==========   =========



  The accompanying notes are an integral part of the financial statements.

                        BELLE VERNON MOTEL CORPORATION
                       STATEMENTS OF CASH FLOWS (CONT'D)
                FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993



SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION


                                                      1994        1993
                                                   -----------  ---------

      1.  Cash and cash equivalents consist of:

          Petty cash and change funds               $    4,142   $  2,076
          Checking accounts                            154,782    100,381
          Savings and liquid deposit accounts          940,010    849,561
                                                    ----------   --------

                                                    $1,098,934   $952,018
                                                    ==========   ========

          The Company considers all short-term investments with a maturity of three months or less to be cash equivalents.

     2.   Interest paid                             $     --     $  3,073
                                                    ==========   ========


     3.   Income taxes paid                         $     --     $   --
                                                    ==========   ========


  The accompanying notes are an integral part of the financial statements.

                        BELLE VERNON MOTEL CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1994 AND 1993



  NOTE 1 - ORGANIZATION

           Belle Vernon Motel Corporation was organized under the laws of the Commonwealth of Pennsylvania on March 24, 1969 to engage in any business permitted under the laws of the Commonwealth.

           The Company is currently operating a Holiday Inn Motel in Rostraver Township, Westmoreland County, Pennsylvania under a license from Holiday Inns, Inc. (Note 10). During 1993 and 1994, all of the outstanding common shares were owned by two shareholders (Note 12).



  NOTE 2 - DISCLOSURE OF ACCOUNTING POLICIES

           The Company elected by unanimous consent of its shareholders to be taxed under the provisions of Chapter S of the Internal Revenue Code effective January 1, 1992. Under those provisions, the Company does not pay federal or state corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal and state income taxes on their respective shares of the Company's taxable income (Note 12).

           Depreciation and amortization are provided for by the use of the straight-line method over the estimated useful life of the assets (Note 4).

           Inventory is stated at cost using the first-in, first-out valuation method.

           The Company had one lease which was recorded as a capital lease in accordance with generally accepted accounting principles. Under this method of accounting, the leased property was recorded as an asset and the related rental payments were recorded as obligations (Notes 4 and 5). The lease expired in 1993. At the end of the lease term, the Company purchased the property for $1. Interest included in this lease was being charged against income ratably over the term of the lease.

           Room rentals are recorded net of sales commissions and credit card fees. For 1994 and 1993, these amounts were $55,068 and $52,572, respectively.

  NOTE 3 - ACCOUNTS RECEIVABLE


                                   December 31,
                                 ----------------
                                  1994     1993
                                 -------  -------
           Trade                 $54,052  $44,957
           Interest income         1,148      615
           Miscellaneous               -      147
                                 -------  -------
                                 $55,200  $45,719
                                 =======  =======


                        BELLE VERNON MOTEL CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1994 AND 1993



  NOTE 4 - PROPERTY, PLANT AND EQUIPMENT, AT
   COST, LESS ACCUMULATED DEPRECIATION

                                                      December 31,
                                                ------------------------
                                                   1994         1993
                                                -----------  -----------

             Building and improvements           $1,430,432   $1,429,316
             Furniture and fixtures                 827,604      820,868
             Property acquired under capital
              leases                                 59,898       59,898
                                                 ----------   ----------
                                                  2,317,934    2,310,082

             Less accumulated depreciation        1,778,168    1,647,775
                                                 ----------   ----------
                                                 $  539,766   $  662,307
                                                 ==========   ==========

           Buildings and improvements are depreciated over estimated useful lives ranging from eight years to forty years. The estimated useful lives of furniture and fixtures range from four years to ten years and property acquired under capital leases is depreciated over an estimated useful life of five years.



  NOTE 5 - CAPITAL LEASE PAYMENTS

           The following is a schedule of payments under capital leases.

                                                       December 31,
                                                           1993
                                                        -----------
           Total capital lease payments in 1993         $     9,263

           Lease amount representing
            maintenance                                      (2,580)
                                                         ----------

           Net lease payments                                 6,683

           Less amount representing interest                 (3,073)
                                                        -----------

           1993 portion of net minimum lease
            payments                                    $     3,610
                                                        ===========

                        BELLE VERNON MOTEL CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1994 AND 1993



  NOTE 6 - PENSION EXPENSE

           Effective December 1, 1992, pursuant to a collective bargaining agreement with U.F.C.W. Local #23, the Company contributes to a pension fund on behalf of eligible employees.
  Contributions amounted to $6,047 for 1994 and $6,757 for 1993 in accordance with the union contract.

           In 1993, the Company established a qualified profit-sharing plan for employees who are not covered under the collective bargaining agreement. The board of directors annually determines the contribution to the plan. The amount of pension expense was $7,389 for 1994 and $4,586 for 1993.


  NOTE 7 - RETAINED EARNINGS

             The following is a schedule of the retained earnings of the Company as of December 31, 1994 and 1993:

                                                                 December 31,
                                                           ------------------------
                                                               1994         1993
                                                           -----------   ----------
             Current S corporation
                Accumulated adjustments account               $187,300   $  136,180

             Previous S corporation
                Retained earnings                               53,524       53,524

             Other retained earnings                           943,329    1,012,056
                                                           -----------  -----------
                                                           $ 1,184,153  $ 1,201,760
                                                           ===========  ===========




  NOTE 8 - LEASE COMMITMENT

           The Corporation has a 55-year lease on a parcel of land on which the motel is situated. At the expiration date of May 11, 2024, the Corporation has the option to renew this lease for an additional 25 years.

           The Corporation is obligated to pay annual rental in an amount equal to 3% of the yearly gross revenue derived from motel rentals and 1% of the gross revenues derived from related facilities subject to a minimum annual rental of $8,000. For the years ended December 31, 1994 and 1993, ground lease expense was $43,796 and $42,242, respectively.

                        BELLE VERNON MOTEL CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1994 AND 1993



  NOTE 9 - DEPOSITS

           On December 17, 1994, the Corporation entered into an agreement to sell all of the Corporation's operating assets in 1995. The Corporation received a $10,000 non-refundable deposit for the sale. This was recorded as a current liability at December 31, 1994. In 1995, the purchaser withdrew the offer and the agreement was voided. The Corporation recorded the $10,000 deposit as income in 1995.


  NOTE 10 - LICENSE AGREEMENT

           A license agreement between Belle Vernon Motel Corporation and Holiday Inns, Inc. exists under which the Corporation operates a motel under the Holiday Inn name. The license agreement includes the rights to use the Holiday Inn and Holidex trademarks. The Corporation currently pays 4% room royalties, 1.5% marketing royalties, 1% reservation contributions, $6.12 per room charge and other miscellaneous charges. For the years ending December 31, 1994 and 1993, these charges amounted to $94,337 and $91,250, respectively. The license expires March 12, 1999 subject to certain other voluntary and involuntary termination and renewal provisions.



  NOTE 11 - CONCENTRATIONS OF CREDIT RISK

           Financial instruments which potentially subject the Company to concentration of credit risk consist principally of temporary cash investments and trade receivables.

           The Company places its temporary cash investments
  ($1,094,792 and $949,942 at December 31, 1994 and 1993,
  respectively) with two regional financial institutions. The risk of loss due to trade receivables is low due to the fact that the majority of the Company's trade receivables are with large, major credit card companies.

           Belle Vernon Motel Corporation is located in the Belle
  Vernon, Pennsylvania area at the intersection of Routes 51 and 70 and anything that might adversely affect the economy of this region could also adversely affect these financial statements.

                        BELLE VERNON MOTEL CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1994 AND 1993



  NOTE 12 - SUBSEQUENT EVENTS

           On February 15, 1995, Belle Vernon Motel Corporation entered into a voluntary Consent Assessment of Civil Penalty with the Commonwealth of Pennsylvania, Department of Environmental Resources for failure to properly operate and maintain its sewage treatment plant under the Clean Streams Law. Repairs have been undertaken in 1995 to correct the deficiencies and comply with the law.

           On August 4, 1995, all of the shareholders of Belle Vernon Motel Corporation sold their stock to NBI, Inc. This sale of 100 percent of the outstanding shares resulted in the termination of Belle Vernon Motel Corporation's election to be taxed under the provisions of Chapter S of the Internal Revenue Code, effective August 3, 1995.

           Due to the purchase of 100 percent of the outstanding shares by NBI, Inc., the franchise license agreement between the Corporation and Holiday Inns, Inc. was required to be transferred. As part of the transfer, NBI, Inc. is required by the Holiday Inns, Inc. Property Improvement Program to undertake certain repairs and renovations to the property.

                         BELLE VERNON MOTEL CORPORATION

                          INTERIM FINANCIAL STATEMENTS

                            FOR THE SIX MONTHS ENDED
                                 JUNE 30, 1995

                         BELLE VERNON MOTEL CORPORATION
                           CONSOLIDATED BALANCE SHEET
                             (Amounts in thousands)
                                  (Unaudited)


                                                        June 30,
                                                          1995
                                                      ------------
                                     ASSETS
                                     ------
Current assets:
 Cash and cash equivalents                                $1,154
 Accounts receivable, net                                     57
 Inventories                                                  25
 Other current assets                                         30
                                                          ------
    Total current assets                                   1,266

Property and equipment, net                                  513
Other assets                                                   7
                                                          ------
                                                          $1,786
                                                          ======

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities:
 Accounts payable                                             44
 Accrued liabilities                                          60
                                                          ------
    Total current liabilities                                104



Stockholders' equity:
 Common stock                                                 41
 Capital in excess of par value                              446
 Retained earnings                                         1,271
                                                          ------
                                                           1,758
 Less treasury stock, at cost                                (76)
                                                          ------
    Total stockholders' equity                             1,682
                                                          ------
                                                          $1,786
                                                          ======


                        BELLE VERNON MOTEL CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                            (Amounts in thousands)
                                  (Unaudited)

                                                       Six Months Ended
                                                            June 30,
                                                        1995      1994
                                                       -------   -------
Revenues:
 Room rental and related                               $ 573      $ 595
 Food and beverage sales                                 255        232
                                                       -----      -----
                                                         828        827

Costs and expenses:
 Direct costs of room rental and related                 346        346
 Direct costs of food and beverage                       264        237
 General, administrative and indirect expenses           150        169
                                                       -----      -----
                                                         760        752
                                                       -----      -----

Income from operations                                    68         75

Other income (expense):
 Interest income                                          19         10
                                                       -----      -----

Income before income taxes                                87         85

Income tax expense                                        --         --
                                                       -----      -----

Net income                                             $  87      $  85
                                                       =====      =====


                         BELLE VERNON MOTEL CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Amounts in thousands)
                                  (Unaudited)


                                                         Six Months Ended
                                                             June 30,
                                                          1995      1994
                                                        ---------  -------
Cash flows from operating activities:
 Net income                                               $   87    $  85
 Adjustments to reconcile net income to net cash
   flow provided by operating activities:
   Depreciation and amortization                              34       69

 Changes in assets - decrease (increase):
   Accounts receivable                                        (2)       2
   Inventory                                                  --        3
   Other current assets                                      (22)      25
 Changes in liabilities - (decrease) increase:
   Accounts payable and accrued liabilities                  (35)     (48)
                                                          ------    -----

   Net cash flow provided by operating activities             62      136
                                                          ------    -----


Cash flows from investing activities:
 Shareholder distribution                                     --     (138)
 Purchases of property and equipment                          (7)     (15)
                                                          ------    -----

   Net cash flow used in investing activities                 (7)    (153)
                                                          ------    -----

Net increase (decrease) in cash and cash equivalents          55      (17)

Cash and cash equivalents at beginning of period           1,099      952
                                                          ------    -----

Cash and cash equivalents at end of period                $1,154    $ 935
                                                          ======    =====


Supplemental disclosures of cash flow information:

 Interest paid                                            $   --    $  --
                                                          ======    =====

 Income taxes paid                                        $   --    $  --
                                                          ======    =====


                           L. E. SMITH GLASS COMPANY

                          MOUNT PLEASANT, PENNSYLVANIA



                                  AUDIT REPORT

                                 MARCH 31, 1995

                           L. E. Smith Glass Company
                                 MARCH 31, 1995


                                               Page
                                              Number
                                              ------

Independent Auditors' Report                      20

Balance Sheet                                     21

Statement of Income                               22

Statement of Retained Earnings                    23

Statement of Cash Flows                           24

Notes to Financial Statements                  25-29


                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors
and Stockholders of
L. E. Smith Glass Company

We have audited the accompanying balance sheet of L. E. Smith Glass Company (a corporation) as of March 31, 1995, and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

Except as discussed in the following paragraph, we conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Because consolidated tax returns for the affiliated groups to which L. E. Smith Glass Company was a member have not been filed for the year ended March 31, 1994, we were unable to satisfy ourselves about the net operating loss carryforward available, if any, by means of other auditing procedures.

In our opinion, except for the effects of such adjustments, if any, as might have been determined to be necessary had we been able to satisfy ourselves about the availability of net operating loss carryforwards, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of L. E. Smith Glass Company as of March 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is actively considering the possibility of disposition of all of its operations. Although the Company believes that, in the aggregate, it will recover significantly more than the carrying values of such assets, the ultimate proceeds from any such dispositions cannot presently be determined. In addition, as discussed in Note 3 to the financial statements, as of March 31, 1995, the Company was in default under certain covenants of its credit agreement with its principal bank. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include adjustments that might result from the outcome of these uncertainties.

There is currently a federal grand jury investigation of the individuals who formerly controlled Pittsburgh Food & Beverage Company, Inc., the parent company. The outcome of this investigation is not known, and the investigation's effect on the financial statements, if any, cannot presently be determined. Accordingly, the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                    /s/ S.R. Snodgrass, A.C.
Beaver Falls, PA
June 2, 1995

                           L. E. Smith Glass Company
                                 BALANCE SHEET


                                                                    March 31,
                                                                      1995
                                                                   -----------
                                     ASSETS
CURRENT ASSETS
   Cash                                                            $    14,296
   Trade accounts receivable, less allowance of $31,283              1,353,066
   Inventories                                                       1,706,427
   Other current assets                                                 62,014
                                                                   -----------
           Total current assets                                      3,135,803
                                                                   -----------

PROPERTY, PLANT AND EQUIPMENT
   Land and buildings                                                  153,806
   Machinery and equipment                                           2,054,842
   Office furniture and equipment                                      111,427
   Construction-in-progress                                             33,594
                                                                   -----------
       2,353,669
   Less accumulated depreciation                                    (1,365,215)
                                                                   -----------
           Net property, plant and equipment                           988,454
                                                                   -----------

           Total assets                                            $ 4,124,257
                                                                   ===========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Checks issued in excess of cash in bank                          $   60,594
   Note payable                                                      1,315,734
   Accounts payable                                                    525,805
   Accrued payroll and related taxes                                   275,078
   Other accrued liabilities                                           905,012
   Current maturity of long-term debt                                  447,412
                                                                    ----------
           Total current liabilities                                 3,529,635

LONG-TERM DEBT                                                         528,181

EXCESS OF IDENTIFIABLE NET ASSETS ACQUIRED OVER PURCHASE PRICE,
   net of accumulated amortization of $308,722                         436,909
                                                                    ----------
           Total liabilities                                         4,494,725
                                                                    ----------

STOCKHOLDERS' EQUITY (DEFICIT)
   Retained earnings (deficit)                                      (  470,468)
   Paid-in capital                                                      18,980
   Common stock - $1 par, 150,000 shares authorized,
      81,020 issued and outstanding                                     81,020
                                                                    ----------
           Total stockholders' equity (deficit)                     (  370,468)
                                                                    ----------

           Total liabilities and stockholders' equity               $4,124,257
                                                                    ==========

    The accompanying notes are an integral part of this financial statement.

                           L. E. Smith Glass Company
                              STATEMENT OF INCOME


                                                                 Year Ended
                                                                 March 31,
                                                                    1995
                                                                 ----------
NET SALES                                                        $8,157,104

COST OF SALES                                                     5,545,536
                                                                 ----------

           Gross profit                                           2,611,568

SELLING AND ADMINISTRATIVE EXPENSES                               1,721,014
                                                                 ----------

           Income from operations                                   890,554

INTEREST EXPENSE                                                    213,939

OTHER INCOME                                                         20,007
                                                                 ----------

           Income before income taxes and extraordinary item        696,622

PROVISION FOR INCOME TAXES                                          100,000
                                                                 ----------

           Income before extraordinary item                         596,622

EXTRAORDINARY ITEM (no income tax benefit applied) (Note 9)      (1,210,820)
                                                                -----------

           Net income (loss)                                    $(  614,198)
                                                                ===========


    The accompanying notes are an integral part of this financial statement.

                           L. E. Smith Glass Company
                        STATEMENT OF RETAINED EARNINGS

                                                                Year Ended
                                                                 March 31,
                                                                   1995
                                                                ----------
Retained earnings - beginning of year:
 As previously reported                                         $ 616,320
 Prior-period adjustment - error in failure to properly
  accrue expenses related to workers' compensation
  claims and insurance premiums (Note 8)                         (472,590)
                                                                ---------

Retained earnings - beginning of year, as restated                143,730
 Net income (loss)                                               (614,198)
                                                                ---------

Retained earnings (deficit) - end of year                       $(470,468)
                                                                =========

    The accompanying notes are an integral part of this financial statement.

                           L. E. Smith Glass Company
                            STATEMENT OF CASH FLOWS

                                                                      Year
                                                                      Ended
                                                                    March 31,
                                                                      1995
                                                                    ---------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                                $(614,198)

   Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation                                                    226,039
      Amortization of excess of identifiable net assets acquired
       over purchase price                                            (38,400)
      Provision for losses on receivables                              36,000
      Deferred income tax                                             100,000

   Change in operating assets and liabilities:
    Decrease (increase) in:
      Trade accounts receivable                                      (265,159)
      Inventories                                                    (155,997)
      Other current assets                                             49,212
      Due from affiliate                                              964,238
    Increase (decrease) in:
      Checks issued in excess of cash in bank                          60,594
      Accounts payable                                                (32,470)
      Accrued payroll and related taxes                                14,960
      Accrued income taxes                                            (59,883)
      Other accrued liabilities                                       (19,258)
                                                                    ---------
           Net cash provided by operating activities                  265,678
                                                                    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property, plant and equipment                         (324,869)
                                                                    ---------
           Net cash used for investing activities                    (324,869)
                                                                    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
   Net borrowings on line of credit                                   247,182
   Proceed from long-term debt                                        175,791
   Payments on long-term debt                                        (341,315)
   Dividends paid                                                     (15,000)
                                                                    ---------
           Net cash provided by financing activities                   66,658
                                                                    ---------

           Net increase in cash                                         7,467

CASH, BEGINNING OF YEAR                                                 6,829
                                                                    ---------

CASH, END OF YEAR                                                   $  14,296
                                                                    =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
   Cash paid during the period for:
      Interest expense                                              $ 209,401
      Income taxes                                                     48,210

    The accompanying notes are an integral part of this financial statement.

                            L. E. Smith Glass Company
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        A summary of the significant accounting policies followed by the Company in the preparation of the accompanying financial statements is as follows:

        Method of Accounting
        --------------------

        The financial statements have been prepared using the accrual basis of accounting in accordance with generally accepted accounting principles.

        Accounts Receivable - Trade
        ---------------------------

        Provision for losses on trade accounts receivable is made in amounts required to maintain an adequate allowance to cover anticipated bad debts. Accounts receivable are charged against the allowance when it is determined by the Company that payment will not be received. Any subsequent receipts are credited to the allowance. At year end, the allowance is adjusted by management based on review of the accounts receivable.

        Inventories
        -----------

        Inventories are stated at the lower of cost or market, with cost determined on the first-in, first-out (FIFO) basis.

        Property, Plant and Equipment
        -----------------------------

        Property, plant and equipment are recorded at acquisition cost and are depreciated over the estimated useful lives of the related assets using the straight-line method for financial reporting purposes and accelerated methods for tax purposes. Betterments and improvements that extend the useful life of an asset are capitalized. Maintenance and repairs are charged to expense as incurred. When depreciable assets are retired or otherwise disposed, the cost and related accumulated depreciation are eliminated from the accounts and the resulting gain or loss is reflected in the income statement.

        Income Taxes
        ------------

        Deferred tax assets and liabilities are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse. The principal item resulting in the difference is depreciation. Income tax expense includes federal and state taxes currently payable and deferred taxes arising from temporary differences.

        Excess of Identifiable Net Asset Acquired Over Purchase Price
        -------------------------------------------------------------

        The Company was acquired by L. E. Smith Holding Company in December 1986 in a transaction accounted for as a purchase. In accordance with the provisions of Accounting Principles Board Opinion No. 16, the excess of identifiable net assets acquired over the purchase price has been reflected as a reduction of the cost of property acquired in December, 1986 to zero is reported on the accompanying balance sheet as "excess of identifiable net assets over purchase price" and is being amortized using the straight-line method over 20 years.

NOTE 2 - INVENTORIES

        Inventories at March 31 consist of:

                                       1995
                                   -----------

             Raw materials         $    38,120
             Packaging materials       169,066
             Purchased parts           220,044
             Finished goods          1,279,197
                                   -----------
                                   $ 1,706,427
                                   ===========

NOTE 3 - NOTE PAYABLE

        The Company has a note payable to a bank under a $1,500,000 revolving credit note that provides for interest at the bank's prime rate plus 2 1/2%. The bank has first security interest on all accounts receivable, inventories, equipment and all personal property. The note is subject to a Credit Agreement dated September 2, 1993. The balance of the note at March 31, 1995, is $1,315,734. The Credit Agreement contains covenants requiring maintenance of minimum current ratio and maximum leverage ratio, and prohibiting certain activities of the Company which include creation of debt or liens, sale of assets, loans or investments, dividends or distribution, and mergers or acquisitions. The Company's noncompliance with certain covenants constituted an event of default at March 31, 1995. On September 2, 1993, the Company entered into another agreement with its' principal bank to borrow $500,000 under a term loan agreement. These two loans are cross collateralized (see Note 4 - Long-Term Debt).

NOTE 4 - LONG-TERM DEBT


   Long-term debt at March 31, 1995, consists of the following:

   Promissory note, Libbey Glass, Inc. dated September 2, 1993, bearing interest at prime.  Principal is payable in monthly installments of $20,000 April through July, $30,000 August through November and $10,000 December through March.  The
    entire principal and all accrued and unpaid interest is due and payable on or before August 31, 1996.  The note is
    secured by all inventory and receivables and is subordinated to all bank debt incurred pursuant to the Credit Agreement
    dated September 2, 1993.                                         $347,413

   Note payable to bank under a $500,000 term note agreement
    bearing interest at 8.75%.  The note is payable in monthly installments of $8,333.  The note is collateralized by
    accounts receivable, inventories, and certain property
    subject to the Credit Agreement dated September 2, 1993
    (see Note 3).  As of March 31, 1995, the full amount of
    principal had not yet been drawn.                                 416,667

   Promissory note, Frick Hospital, dated May 24, 1995, with
    no stated interest.  The note relates to the Company's
    obligations to Frick Hospital for payments of employee
    health insurance claims and is to be repaid in monthly
    installments of $9,444.                                           170,000

   Installment obligation payable in monthly installments of
    $790, including interest at 8.5% through November, 1998,
    collateralized by a vehicle.                                       29,195

   Installment obligation payable in monthly installments of
    $535, including interest at 8.25% through May, 1997,
    collateralized by a vehicle.                                       12,318
                                                                     --------
                                                                      975,593
   Less current maturities of long-term debt                          447,412
                                                                     --------

   Long-term debt, net of current portion                            $528,181
                                                                     ========

   Principal maturities of long-term debt are as follows:

   Year ending March 31,
         1996                                                        $447,412
         1997                                                         296,986
         1998                                                         109,152
         1999                                                         105,376
         2000                                                          16,667
                                                                     --------
                                                                     $975,593
                                                                     ========

NOTE 5 - INCOME TAXES

        Prior to September 1, 1993, the Company was a wholly-owned subsidiary of
        L. E. Smith Holding Company, Inc. and was part of an affiliated group that filed a consolidated federal income tax return. As of March 31, 1993, the group had a federal net operating loss carryforward of approximately $3,500,000, expiring between 2002 and 2008. Approximately $1,500,000 of the net operating loss carryforward was attributable to the Company. On September 1, 1993, the Company was acquired by Pittsburgh Food & Beverage Company, Inc. in a transaction accounted for as a purchase. As of June 2, 1995, the required short period returns for the two periods ended within the March 31, 1994, fiscal year had not yet been filed, resulting in uncertainty regarding the net operating loss carryforward, if any, attributable to the Company and available for carryforward at March 31, 1995.

        Current income taxes have not been provided on income before extraordinary item, nor has any income tax benefit been applied to the extraordinary item or prior period adjustment due to the scope limitation resulting from the uncertainty of any available net operating loss carryover arising from the consolidated income tax returns of the affiliated groups which have not been filed for the prior year.

        The tax provision consists of an elimination of the beginning deferred tax asset of $100,000 reflected at March 31, 1994, due to uncertainty of the components of the net deferred tax asset and the Company's ability to generate future taxable income sufficient to realize the deferred tax asset.

        Due to the uncertainty of the components of the beginning and ending deferred tax assets and liabilities, no deferred tax assets or liabilities have been reflected. However, a valuation allowance would be provided for any resulting deferred tax asset due to uncertainty of the Company's ability to generate future taxable income.

NOTE 6 - EMPLOYEE BENEFIT PLANS

        The Company has contributory savings and retirement plans for substantially all of its employees. An employee may elect to contribute an amount up to 15% of compensation during each plan year. The Company contributes an amount as determined by the Board of Directors. No liability exists for any future contributions except as may subsequently be determined by the Board of Directors. The expenses for these plans amounted to $43,458 for the year ended March 31, 1995.

NOTE 7 - MAJOR CUSTOMERS

        Sales to two major customers were approximately $2,130,747 for the year ended March 31, 1995, representing 27% of the total sales for the year. At March 31, 1995, amounts due from those customers included in trade accounts receivable, were $396,041 and $47,505, respectively.

NOTE 8 - PRIOR PERIOD ADJUSTMENT (WORKMENS COMPENSATION INSURANCE)

        It was determined that retained earnings needed to be restated at March 31, 1995, for the financial statements to be in conformity with generally accepted accounting principles. The changes are due to the failure to properly accrue expenses related to workers compensation claims and insurance premiums. The Company was without workers compensation insurance from March 31, 1992 to January 1, 1994. Included in the $472,590 prior period adjustment is $270,109 of costs associated with the period of non-coverage. The balance was due to an insurance company's audit adjustment for covered periods prior to March 31, 1992. Management is unable to determine how much of this adjustment was related to the net income of the immediately preceding period. No income tax benefit has been provided (see Note 5).

NOTE 9 - RELATED PARTY TRANSACTIONS

        The Company enters into numerous transactions with a group of entities affiliated through common ownership and management. A summary of the intercompany charges against the current year's income and the increase in the amount due from affiliates that were paid during the year ended March 31, 1995, are as follows:

        Management fees                           $ 89,340
        Legal expenses                              50,000
        Computer services                           39,654
        General expenses                            31,665
        Donations                                   18,000
        Lease expenses                              17,625
        Travel expenses                              7,505
        Telephone expenses                           5,562
        Increase in amount due from affiliates     246,582

        The total intercompany receivable of $1,210,820 has been deemed to be worthless by management at March 31, 1995, and is shown as an extraordinary item on the income statement. No income tax benefit has been provided (see Note 5).

                            L.E. SMITH GLASS COMPANY

                              Financial Statements

                                  Years Ended
                            March 31, 1994 and 1993

                            L.E. SMITH GLASS COMPANY

                              Financial Statements

                                  Years Ended
                            March 31, 1994 and 1993



                                                Page:
INDEPENDENT AUDITOR'S REPORT                       32

FINANCIAL STATEMENTS:
Balance Sheets                                  33-34
Statements of Earnings and Retained Earnings       35
Statements of Cash Flows                        36-37
Notes to Financial Statements                   38-44


                          INDEPENDENT AUDITOR'S REPORT



Board of Directors
L.E. Smith Glass Company
Mt. Pleasant, Pennsylvania

We have audited the accompanying balance sheets of L.E. Smith Glass Company as of March 31, 1994 and 1993 and the related statements of earnings and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of L.E. Smith Glass Company as of March 31, 1994 and 1993 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                      /s/ Damratoski & Company


Damratoski & Company
Certified Public Accounts



June 29, 1994

                            L.E. SMITH GLASS COMPANY

                                 Balance Sheets


                                                                 March 31
                                                         -----------------------
                                                            1994         1993
                                                         -----------------------
ASSETS
Current Assets:
  Cash and cash equivalents (Note B)                     $    6,829  $    3,577
  Accounts receivable (less allowance for
     doubtful accounts of $30,000 in 1994
     and $36,000 in 1993) (Note B)                        1,123,907     855,030
  Inventories (Notes B and C)                             1,550,429   1,524,638
  Prepaid expenses and other current assets                 111,226      58,834
                                                         ----------  ----------

       Total Current Assets                               2,792,391   2,442,079
                                                         ----------  ----------

Property and Equipment (Note B, D, and G):
  Land and buildings                                         84,052      84,052
  Machinery and equipment                                 1,253,774   1,210,015
  Office furniture and equipment                            111,427      64,164
  Construction-in-progress                                  594,147     193,913
                                                         ----------  ----------

                                                          2,043,400   1,552,144
       Less accumulated depreciation                      1,153,776   1,026,702

                                                            889,624     525,442
                                                         ----------  ----------

Other Assets:
  Due from affiliates (Notes B and I)                       964,239   1,538,511
  Deferred income taxes (Note F)                            100,000           -
                                                         ----------  ----------

                                                          1,064,239   1,538,511
                                                          ---------  ----------

                                                         $4,746,254  $4,506,032
                                                         ==========  ==========


                         See Notes to Financial Statements.

                                                                 March 31
                                                         -----------------------
                                                            1994          1993
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Note payable (Note D)                                  $1,068,552   $  486,669
  Trade accounts payable (Note E)                           558,276      797,475
  Accrued payroll and related withholdings                  260,117      242,058
  Accrued expenses (Note J)                                 621,681      555,372
  Dividends payable                                          15,000            -
  Income taxes payable (Note B and F)                        59,883       45,847
  Current portion of long-term debt (Note G)                319,982      808,019
                                                         ----------   ----------

       Total Current Liabilities                          2,903,491    2,935,440
                                                         ----------   ----------

Long-Term Debt (less current portion)                       651,134        7,444
 (Note G)                                                ----------   ----------


Excess of Identifiable Net Assets Acquired
 Over Purchase Price, net of accumulated
 amortization of $270,322 in 1994 and
 $233,022 in 1993 (Note B)                                  475,309     512,609
                                                         ----------  ----------

Stockholders' Equity:
  Common stock, $1 par, 150,000 shares
    authorized, 81,020 issued and
    outstanding                                              81,020      81,020
  Paid-in capital                                            18,980      18,980
  Retained earnings                                         616,320     950,539
                                                         ----------  ----------

                                                            716,320   1,050,539
                                                         ----------  ----------

                                                         $4,746,254  $4,506,032
                                                         ==========  ==========


                           L.E. SMITH GLASS COMPANY

                            Statements of Earnings
                             and Retained Earnings


                                           Year Ended March 31
                                        ------------------------
                                           1994         1993
                                        -----------  -----------
Net Sales                               $7,310,953   $6,620,685

Cost of Goods Sold                       4,916,342    4,619,975
                                        ----------   ----------
Gross Profit                             2,394,611    2,000,710
                                        ----------   ----------

Selling, General and Administrative
 Expenses                                1,680,229    1,370,324
                                        ----------   ----------

Operating Income                           714,382      630,386
                                        ----------   ----------

Other Income (Expense):
  Interest expense                        (188,873)     (96,633)
  Other income                              13,793       16,634
                                        ----------   ----------

                                          (175,080)     (79,999)
                                        ----------   ----------

Earnings Before Taxes on Income            539,302      550,387

Taxes on Income (Notes B and F)            163,000       65,000
                                        ----------   ----------

Net Earnings Before Change in
 Accounting Principle                      376,302      485,387

Cumulative Effect of Change in
 Accounting Principle (Note B and J)       105,000           --
                                        ----------   ----------

Net Earnings                               481,302      485,387

Retained Earnings, beginning of year       950,539      465,152

Dividends declared                        (815,521)          --
                                        ----------   ----------

Retained Earnings, end of year          $  616,320   $  950,539
                                        ==========   ==========



                       See Notes to Financial Statements.

                           L.E. SMITH GLASS COMPANY

                           Statements of Cash Flows

                                                        Year Ended March 31
                                                     --------------------------
                                                         1994          1993
                                                     ------------  ------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:

Cash flows from operating activities:
  Cash received from customers                       $ 6,998,818   $ 6,553,664
  Cash paid to suppliers and employees                (6,539,300)   (5,876,609)
  Interest paid                                         (166,873)      (96,633)
  Income taxes paid                                      (43,964)       19,153
  Other cash received                                     13,793        16,634
                                                     -----------   -----------

  Net cash provided by operating
    activities                                           262,474       616,209
                                                     -----------   -----------

Cash flows from investing activities:
  Capital expenditures                                  (491,256)      (96,829)
  Advances to affiliates - net                          (448,707)     (339,307)
                                                     -----------   -----------

  Net cash used by investing activities                 (939,963)     (436,136)
                                                     -----------   -----------

Cash flows from financing activities:
  Net short-term borrowings                              581,883            --
  Long-term borrowings                                   376,259            --
  Debt reduction:
       Short-term                                             --      (172,949)
       Long-term                                        (142,401)       (4,982)
       Dividends paid                                   (135,000)           --
                                                     -----------   -----------


  Net cash provided (used) by financing
    activities                                           680,741      (177,931)
                                                     -----------   -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                  3,252         2,142

CASH AND CASH EQUIVALENTS, BEGINNING OF
  YEAR                                                     3,577         1,435
                                                     -----------   -----------

CASH AND CASH EQUIVALENTS, END OF YEAR                     6,829         3,577
                                                     ===========   ===========



                       See Notes to Financial Statements.

                                               Year Ended March 31
                                              ----------------------
                                                 1994        1993
                                              ----------  ----------
RECONCILIATION OF NET EARNINGS TO NET CASH
PROVIDED BY OPERATING ACTIVITIES:

Net earnings                                  $ 481,302   $ 485,387
Adjustments to reconcile net earnings
 to net cash provided by operating
 activities:
  Depreciation                                  127,074     168,378
  Provision for bad debts                       300,716      46,000
  Purchase discounts applied to debt
     repayment                                  (78,205)   (168,326)
  Amortization of excess of identifiable
     net assets acquired over purchase          (37,300)    (37,300)
     price
  (Increase) decrease in:
     Accounts receivable                       (312,135)   (113,021)
     Inventories                                (25,791)    (61,695)
     Prepaid expenses and other current
       assets                                   (52,392)    (38,603)
  Increase (decrease) in:
     Trade accounts payable                    (239,199)    140,369
     Accrued payroll and related
    withholdings                                 18,059      20,256
  Accrued expenses                               66,309     128,917
     Income taxes payable                        14,036      45,847
                                              ---------   ---------

Net cash provided by operating
 activities                                   $ 262,474   $ 616,209
                                              =========   =========

SUPPLEMENTARY SCHEDULE OF NONCASH INVESTING
AND FINANCING ACTIVITIES:

Due from affiliates was decreased by $665,521 through a dividend distribution to the parent company.

                            L.E. SMITH GLASS COMPANY

                         Notes to Financial Statements

                                  Years Ended
                            March 31, 1994 and 1993


A. ORGANIZATION

L.E. Smith Glass Company, a wholly-owned subsidiary of Pittsburgh Food & Beverage Company, Inc., engages in the design and manufacture of handmade glassware for wholesale and retail sale and lighting products for the lamp and lighting industry. The Company was acquired by Pittsburgh Food & Beverage Company, Inc. on September 1, 1993 in a transaction accounted for as a purchase. Prior to September 1, 1993, the Company was a wholly-owned subsidiary of L.E. Smith Holding Company.

B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding these financial statements. The financial statements and notes are representations of management, who is responsible for their integrity and objectivity. The accounting policies used conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Method of Accounting. The financial statements have been prepared using the accrual basis of accounting in accordance with generally accepted accounting principles.

Cash and Cash Equivalents. For purposes of the statements of cash flows, the Company considers all investment instruments purchased with a maturity of three months or less to be cash equivalents.

Inventories. Inventories are stated at the lower of cost or market, with cost determined on the first-in, first-out (FIFO) basis.

Property and Equipment. Property and equipment are recorded at acquisition cost and are depreciated over the estimated useful lives of the related assets using the straight-line method for financial reporting purposes. Construction-in-progress includes monies expended on projects which upon completion will be placed in service. Management believes there has been no diminution in value of these projects and, according, no depreciation or realization reserves have been recorded.

Income Taxes. The Company has adopted SFAS 109, Accounting for Income Taxes, to account for deferred income taxes.

                            L.E. SMITH GLASS COMPANY

                         Notes to Financial Statements

                                  Years Ended
                            March 31, 1994 and 1993



B.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Deferred taxes are computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes. The principal items resulting in the difference is depreciation. The net difference between tax expense and taxes currently payable is reflected in the balance sheet as deferred taxes. Deferred tax assets and/or liabilities are classified as current and noncurrent based on the classification of the related asset or liability for financial reporting purposes, or based on the expected reversal date for deferred taxes that are not related to an asset or liability.

Excess of Identifiable Net Asset Acquired Over Purchase Price. The Company was acquired by L.E. Smith Holding Company in December 1986 in a transaction accounted for as a purchase. In accordance with the provisions of Accounting Principles Board Opinion No. 16, the excess of identifiable net assets acquired over the purchase price has been reflected as a reduction of the cost of property. The amount remaining after reduction of the cost of property acquired in December, 1986 to zero is reported on the accompanying balance sheet as "excess of identifiable net assets acquired over purchase price" and is being amortized using the straight-line method over 20 years.

Statement Reclassifications. Certain amounts have been reclassified in the March 31, 1993 balance sheet to conform with the March 31, 1994 presentation.

C. INVENTORIES

Inventories at March 31 consist of the following:

                            1994        1993
                         ----------  ----------

  Raw materials          $   39,621  $   40,266
  Packaging materials       146,315     167,384
  Purchased parts           171,646     191,475
  Finished goods          1,192,847   1,125,513
                         ----------  ----------
                         $1,550,429  $1,524,638
                         ==========  ==========

                           L.E. SMITH GLASS COMPANY

                         Notes to Financial Statements

                                  Years Ended
                            March 31, 1994 and 1993


D. NOTE PAYABLE

The Company has a note payable to a bank under a $1,500,000 Revolving Credit Note that provides for interest at the bank's prime rate plus 2 1/2%. The bank has first security interest on all accounts receivable, inventories, equipment and all personal property. The note is subject to a Credit Agreement dated September 2, 1993.

The Credit Agreement contains covenants requiring maintenance of minimum current ratio and maximum leverage ratio, and prohibiting certain activities of the Company which include creation of debt or liens, sale of assets, loans or investments, dividends or distribution, and mergers or acquisitions.

The Company's noncompliance with certain covenants constituted an event of default at March 31, 1994, which the Company cured subsequent to year end by obtaining a waiver from the bank as of March 31, 1994, and until the end of the next fiscal year.

E. ACCOUNTS PAYABLE

Accounts payable consist of the following:

                              1994       1993
                            ---------  ---------

  Trade accounts payable     $379,848   $676,441
  Bank overdrafts             178,428    121,034
                             --------   --------

                             $558,276   $797,475
                             ========   ========

F. INCOME TAXES

Effective April 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". The cumulative effect of the change in accounting for income taxes for prior years is included in the statement of earnings for the year ended March 31, 1994.

The provision for income taxes for years ended March 31, 1994 and 1993, consists of the following:

                            L.E. Smith Glass Company

                         Notes to Financial Statements

                                  Years Ended
                            March 31, 1994 and 1993



F. INCOME TAXES (CONTINUED)
                                                              1994        1993
                                                          --------   ---------
  Current provision
       Federal                                            $198,000   $ 160,000
       State                                                58,000      65,000
       Utilization of net operating loss
         carryforward                                      (98,000)   (160,000)
                                                          --------   ---------

            Total current portion                          158,000      65,000

  Deferred income taxes (benefits)
       Federal                                               5,000          --
                                                          --------   ---------

                                                             5,000          --
                                                          --------   ---------

            Total tax provision                           $163,000   $  65,000
                                                          ========   =========

The deferred tax asset is primarily related to depreciation as of March 31, 1994.

G. LONG-TERM DEBT

Long-term debt consists of the following:

Promissory note, Libbey Glass, Inc. dated
September 2, 1993, bearing interest at
prime. Principal is payable in monthly
installments of $20,000 April through
July, $30,000 August through November and
$10,000 December through March. The
entire principal and all accrued and unpaid
interest is due and payable on or
before August 31, 1996. The note is secured
by all inventory and receivables and
is subordinated to all bank debt incurred
pursuant to the Credit Agreement dated
September 2, 1993.                                        $587,413   $      --


                           L.E. SMITH GLASS COMPANY

                         Notes to Financial Statements

                                  Years Ended
                            March 31, 1994 and 1993


G. LONG-TERM DEBT (CONTINUED)

Note payable to a previous owner discounted to
its present value using the Company's effective
borrowing rate at the date the note was executed
assuming repayments of $125,000 per year with a
final lump-sum of $1,089,198 originally due
December 23, 1991. The Company repaid the note
by granting purchase discount in annual amounts
subject to a maximum annual repayment of $250,000.
This note was refinanced September 2, 1993 by
the promissory note detailed above.                               --    803,037


Note payable to bank under a $500,000 term note
agreement bearing interest at 8.75%. The note is
payable in monthly installments of $8,333 beginning
July 1, 1994.  The note is collateralized by
accounts receivable, inventories, and certain property
subject to the Credit Agreement dated September 2, 1993
(See Note D). As of March 31, 1994, the full amount of
principal has not yet been drawn.                             376,259       --


Installment obligation payable in monthly installments
of $514,including interest at 11% through September, 1995,
collateralized by a vehicle with a net book value of
$9,950 on March 31, 1994.                                       7,444    12,426
                                                             ------------------

                                                              971,116   815,463
Less current maturities of long-term debt                     319,982   808,019
                                                             ------------------

                                                             $651,134  $  7,444
                                                             ==================

                           L.E. SMITH GLASS COMPANY

                         Notes of Financial Statements

                                  Years Ended
                            March 31, 1994 and 1993


G. LONG-TERM DEBT (CONTINUED)

Principal maturities of long-term debt are as follows:

    Year Ending March 31
            1995              $  319,982
            1996                 342,462
            1997                 207,413
            1998                 100,000
            1999                   1,259
                              ----------
                              $  971,116
                              ==========

H. EMPLOYEE BENEFIT PLANS

The Company has contributory savings and retirement plans for substantially all of its employees. An employee may elect to contribute an amount up to 15% of compensation during each plan year. The Company contributes an amount as determined by the Board of Directors. No liability exists for any future contributions except as many subsequently be determined by the Board of Directors. The expenses for these plans amounted to $40,500 and $37,000 in 1994 and 1993, respectively.

I. TRANSACTIONS WITH AFFILIATED ENTITIES

The Company enters into numerous transactions with a group of entities affiliated through common ownership and management. A summary of transactions with affiliated entities for the years ended March 31, 1994 and 1993, is as follows:

The Company incurs general and administrative expenses on behalf of the group of affiliated entities and then allocates these charges. Allocated general and administrative expenses typically include charges for payroll, legal and accounting fees, contract services and travel. Expenses are allocated among the affiliated entities based on the specific identification of charges and the use of judgmental percentages developed by management to reflect the proportional share of expense attributable to the respective affiliated entity. Net charges to affiliated entities for the year ended March 31, 1994, approximated $250,000 and were recorded as

                            L.E. SMITH GLASS COMPANY

                         Notes to Financial Statements

                                  Years Ended
                            March 31, 1994 and 1993

I. TRANSACTIONS WITH AFFILIATED ENTITIES (CONTINUED)

an increase in the due from affiliated entities account balance and a reduction in general and administrative expenses in the accompanying statement of earnings and retained earnings.

The Company is included in the centralized cash management program of a group of affiliated entities. As part of the centralized cash management program, cash transfers and payments made on behalf of affiliated entities frequently occur between members of the affiliated group of companies. For the year ended March 31, 1994 and 1993, cash management transfers to affiliated entities approximated $627,000 and cash management transfers from affiliated entities approximated $439,200.

In connection with the above transactions, a net amount receivable of $964,239 and $1,538,511 was due to the Company at March 31, 1994 and 1993, respectively.

All affiliated entity indebtedness has been guaranteed by Michael P. Carlow and Frank V. Carlow.

J. CONTINGENCY

During the year ended March 31, 1992, the Company initiated a self-funded health insurance plan. The plan provides medical and dental benefits to employees identical to those contained in the fully insured plan the Company had previously carried. The plan is administrated by an affiliated company.

Based on claims filed with the administrator, the Company has recorded a liability for unpaid claims of approximately $524,000 at March 31, 1994 and $382,000 at March 31, 1993. Company management and the plan administrator are not aware of any material unreported claims to be recognized as of the balance sheet date.

The Company has not been able to obtain an umbrella insurance policy for major medical claims against the plan since it is not being administrated by a third-party.

                            L.E. SMITH GLASS COMPANY

                          Interim Financial Statements

                                Six Months Ended
                                 June 30, 1995

                             L.E. SMITH GLASS CO.
                                 BALANCE SHEET
                                  (UNAUDITED)

                                    ASSETS

                                                                   JUNE 30, 1995
                                                                   -------------
CURRENT ASSETS
        CASH                                                        $     5,228
        TRADE ACCOUNTS RECEIVABLE, NET                                1,338,509
        INVENTORIES                                                   1,908,393
        OTHER CURRENT ASSETS                                             95,496
                                                                    -----------
                 TOTAL CURRENT ASSETS                                 3,347,626
                                                                    -----------
PROPERTY, PLANT AND EQUIPMENT
        LAND AND BUILDINGS                                              153,806
        MACHINERY & EQUIPMENT                                         2,054,842
        OFFICE FURNITURE AND EQUIPMENT                                  114,844
        CONSTRUCTION-IN-PROGRESS                                         65,683
                                                                    -----------
                                                                      2,389,175
        LESS ACCUMULATED DEPRECIATION                                (1,425,215)
                                                                    -----------
                 NET PROPERTY, PLANT AND EQUIPMENT                      963,960
                                                                    -----------
                 TOTAL ASSETS                                       $ 4,311,586
                                                                    ===========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
        CHECKS ISSUED IN EXCESS OF CASH IN BANK                     $    32,599
        NOTE PAYABLE                                                  1,270,492
        ACCOUNTS PAYABLE                                                329,257
        ACCRUED PAYROLL AND RELATED TAXES                               254,419
        OTHER ACCRUED LIABILITIES                                       939,245
        CURRENT MATURITY OF LONG TERM DEBT                              447,412
                                                                    -----------
                 TOTAL CURRENT LIABILITIES                            3,273,424

LONG-TERM DEBT                                                          430,324

EXCESS OF INDENTIFIABLE NET ASSETS ACQUIRED OVER
        PURCHASE PRICE, NET OF ACCUMULATED AMORTIZATION                 436,909
                                                                    -----------
                 TOTAL LIABILITIES                                    4,140,657
                                                                    -----------
STOCKHOLDERS' EQUITY (DEFICIT)
        RETAINED EARNINGS (DEFICIT)                                    (470,468)
        PAID-IN CAPITAL                                                  18,980
        COMMON STOCK                                                     81,020
        PROFIT OF THE YEAR                                              541,397
                                                                    -----------
        TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                            170,929
                                                                    -----------
                 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $ 4,311,586
                                                                    ===========

                                      46

                             L.E. SMITH GLASS CO.
                              STATEMENT OF INCOME
                                  (UNAUDITED)

                                                  THREE MONTHS ENDED
                                                        JUNE 30,
                                               -----------  -----------
                                                   1995        1994
                                               -----------  -----------
NET SALES                                      $ 2,812,350  $ 1,857,866

COST OF SALES                                    1,873,560    1,325,652
                                               -----------  -----------
        GROSS PROFIT                               938,790      520,688

SELLING AND ADMINISTRATIVE EXPENSES                342,383      414,859
                                               -----------  -----------
        INCOME FROM OPERATIONS                     596,407      105,829

INTEREST EXPENSE                                    56,134       36,900

OTHER INCOME                                         1,124        5,925
                                               -----------  -----------

        INCOME BEFORE INCOME TAXES                 541,397       74,854

PROVISION FOR INCOME TAXES                              --           --
                                               -----------  -----------

        NET INCOME                             $   541,397  $    74,854
                                               ===========  ===========

                             L.E. SMITH GLASS CO.
                            STATEMENT OF CASH FLOW
                                  (UNAUDITED)

                                                      THREE MONTHS ENDED
                                                            JUNE 30,
                                                  ------------  ------------
                                                      1995          1994
                                                  ------------  ------------
CASH FLOW FROM OPERATING ACTIVITIES
    NET INCOME (LOSS)                             $  541,397    $   74,853

    ADJUSTMENTS TO RECONCILE NET INCOME TO
    NET CASH PROVIDED BY OPERATING ACTIVITIES
         DEPRECIATION                                 60,000        58,800
         PROVISION FOR LOSSES ON RECEIVABLE            9,000         9,000
         AMORTIZATION OF EXCESS OF IDENTIFIABLE
           NET ASSETS ACQUIRED OVER PURCHASE PRICE        --        (9,600)

    CHANGE IN OPERATING ASSETS AND LIABILITIES:
         DECREASE (INCREASE) IN:
           TRADE ACCOUNTS RECEIVABLE                   5,557          (947)
           INVENTORIES                              (201,966)       10,004
           OTHER CURRENT ASSETS                      (33,482)      (89,230)
         INCREASE (DECREASE) IN:
           ACCOUNTS PAYABLE                         (224,543)       37,975
           ACCRUED PAYROLL AND RELATED TAXES         (20,659)      (39,362)
           OTHER ACCRUED LIABILITIES                  34,233        38,219
                                                  ------------  ------------
              NET CASH PROVIDED BY OPERATING
                ACTIVITIES                           169,537        89,712
                                                  ------------  ------------
CASH FLOW FROM INVESTING ACTIVITIES
    PURCHASE OF PROPERTY, PLANT AND EQUIPMENT        (35,506)     (115,355)
                                                  ------------  ------------
         NET CASH USED FOR INVESTING ACTIVITIES      (35,506)     (115,355)
                                                  ------------  ------------
CASH FLOW FROM FINANCING ACTIVITIES
    NET BORROWING ON LINE OF CREDIT                  (45,242)       16,847
    PROCEED FROM LONG TERM DEBT                           --       131,093
    PAYMENT ON LONG TERM DEBT                        (97,857)      (60,000)
                                                  ------------  ------------
         NET CASH PROVIDED BY FINANCING
           ACTIVITIES                               (143,099)       87,940
                                                  ------------  ------------
              NET DECREASE IN CASH                    (9,068)       62,297

CASH BEGINNING OF THE PERIOD                          14,296         6,828
                                                  ------------  ------------
CASH END OF THE PERIOD                            $    5,228    $   69,125
                                                  ============  ============

                                   NBI, INC.
                         PROFORMA FINANCIAL STATEMENTS

The following unaudited proforma combined balance sheet and combined statement of operations give effect to the acquisitions of the Belle Vernon Motel Corporation and L.E. Smith Glass Company, described in Item 2 or this Form 8-K. The proforma information is based on historical financial statements of NBI, Inc. and the acquired companies, giving effect to the transactions under the purchase method of accounting and adjustments described in the accompanying explanatory notes to the unaudited proforma statements. The June 30, 1995 unaudited proforma combined balance sheet gives effect to the acquisitions as if such acquisitions had occurred on June 30, 1995. The unaudited proforma statement of operations for the year ended June 30, 1995, gives effect to the acquisitions as if such acquisitions had occurred on July 1, 1994, the first day of the period presented.

The proforma information has been prepared by the management of the Registrant based upon financial statements of the Registrant, Belle Vernon Motel Corporation, and L.E. Smith Company. Belle Vernon Motel Corporation's year-end was previously December 31, of which the audited financial statements for the year ended December 31, 1994 are contained elsewhere herein. Management has compiled financial statements as of June 30, 1995, and for the year then ended, to correspond with the Registrant's fiscal year-end and has used those statements for the purposes of these proforma financial statements. The proforma financial statements use L.E. Smith Glass Company's financial statements as of March 31, 1995 and for the year then ended, as it is within 90 days of the Registrant's year-end.

These proforma statements may not be indicative of the results that actually would have occurred if the acquisitions had occurred on July 1, 1994 or June 30, 1995. The proforma financial statements should be read in conjunction with the financial statements and related notes of the Registrant, Belle Vernon Motel Corporation, and L.E. Smith Glass Company contained elsewhere herein.

                                   NBI, INC.
                             PROFORMA BALANCE SHEET
                            Year Ended June 30,1995
                       (Amounts in Thousands) (Unaudited)


                                                               L.E. Smith   Belle Vernon                  Proforma
                                                  Historical      Glass         Motel        Proforma     Combined
                                                   NBI, Inc.     Company     Corporation   Adjustments   NBI, Inc.
                                                  -----------  -----------  -------------  ------------  ----------
ASSETS
 Current assets:
   Cash and cash equivalents                         $ 1,931       $   14         $1,154    $   (14) A     $ 2,088
                                                                                               (997) C
   Trading securities                                  4,324           --             --       (721) C       1,173
                                                                                             (2,430) G
   Accounts receivable, net                              371        1,353             57        (27) A       1,785
                                                                                                 31  B
   Inventories                                           196        1,707             25         40  B       1,968
   Other current assets                                  391           62             30        (19) A         464
                                                     -------       ------         ------    ----------     -------
    Total current assets                               7,213        3,136          1,266     (4,137)         7,478
   Property and equipment, net                            55          988            513      2,574  B       3,944
                                                                                               (934) D
                                                                                              1,887  F
                                                                                             (1,139) D
   Other assets                                          289           --              7        110  H         507
                                                                                                 60  I
                                                                                                 41  J
                                                     -------       ------         ------    ----------     -------
                                                     $ 7,557       $4,124         $1,786    $(1,538)       $11,929
                                                     =======       ======         ======    ==========     =======


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
 Current liabilities:
   Current portion of income taxes                   $ 2,457       $   --         $   --    $   --         $ 2,457
   Short-term borrowings and current
    portion of notes payable                             925        1,763             --        --           2,688
   Accounts payable                                      384          586             44        --           1,014
   Accrued liabilities                                   544        1,180             60        110 H        1,995
                                                                                                 60 I
                                                                                                 41 J
                                                                                            ---------
    Total current liabilities                          4,310        3,529            104        211          8,154
 Long-term income taxes                                3,811           --             --        --           3,811
 Notes payable and other long-term debt                   56          528             --        --             584
 Long-term postemployment
          disability benefits                            234           --             --        --             234
                                                     -------       ------         ------    ---------      -------
    Total liabilities                                  8,411        4,057            104        211         12,783
                                                     -------       ------         ------    ---------      -------

 Excess of identifiable net assets
          acquired over purchase price                    --          437             --       (437) A          --

 Stockholders' equity (deficit):
   Common stock                                          100           81             41        (81) A         100
                                                                                                (41) E
   Capital in excess of par value                      5,769           19            446        (19) A       5,769
                                                                                               (446) E
   Retained earnings (deficit)                        (5,517)        (470)         1,271        470  A      (5,517)
                                                                                             (1,271) E
   Foreign currency translation                          311           --             --        --             311
                                                     -------       ------         ------    ----------     -------
                                                         663         (370)         1,758     (1,388)           663
   Less treasury stock at cost                        (1,517)          --            (76)        76  E      (1,517)
                                                     -------       ------         ------    ----------     -------
    Total stockholders' equity (deficit)                (854)        (370)         1,682     (1,312)          (854)
                                                     -------       ------         ------    ----------     -------
                                                     $ 7,557       $4,124         $1,786    $(1,538)       $11,929
                                                     =======       ======         ======    ==========     =======

                       See Accompanying Explanatory Notes

                                   NBI, INC.
                        PROFORMA STATEMENT OF OPERATIONS
                            Year Ended June 30, 1995
                       (Amounts in Thousands) (Unaudited)


                                                              L.E. Smith   Belle Vernon                 Proforma
                                                 Historical      Glass        Motel        Proforma     Combined
                                                  NBI, Inc.     Company    Corporation   Adjustments   NBI, Inc.
                                                 -----------  -----------  ------------  ------------  ----------

Revenue:
    Sales                                           $ 1,856       $8,157         $   --    $   --        $10,013
    Service revenue                                     994           --             --        --            994
    Room rental and related revenue                      --           --          1,275        --          1,275
    Food and beverage revenue                            --           --            543        --            543
                                                    -------       ------   ------------  -----------     -------
                                                      2,850        8,157          1,818        --         12,825
                                                    -------       ------   ------------  -----------     -------

Cost and expenses:
    Cost of sales                                     1,377        5,545             --        38  L       7,084
                                                                                              124  N
    Cost of service                                     754           --             --        --            754
    Direct expenses - room rental and related            --           --            731        --            731
    Direct expenses - food and beverage                  --           --            536        --            536
    Product development and engineering                 278           --             --                      278
    General, administrative and                       2,583        1,721            315        34  K       4,602
         indirect expenses                                                                      2  M
                                                                                                7  N
                                                                                              (60) O
                                                    -------       ------   ------------  -----------     -------
                                                      4,992        7,266          1,582       145         13,985
                                                    -------       ------   ------------  -----------     -------
Income (loss) from operations                        (2,142)         891            236      (145)        (1,160)
                                                    -------       ------   ------------  -----------     -------
Other income (expense):
    Interest income                                     194           --             33        --            227
    Net gain on investments and
         other income                                 2,462           20             --        --          2,482
    Interest expense                                   (741)        (214)                                   (955)
                                                    -------       ------   ------------  -----------     -------
                                                      1,915         (194)            33        --          1,754
                                                    -------       ------   ------------  -----------     -------
Net income (loss) before income taxes,
   minority interest, cumulative effect of
   change in accounting method, and
   extraordinary item                                  (227)         697            269      (145)           594
Income tax expense                                       --         (100)            --        --           (100)
Minority interest                                        15           --             --        --             15
                                                    -------       ------   ------------  -----------     -------
Net income (loss) before cumulative
   effect change in accounting method
   and extraordinary item                           $  (212)      $  597         $  269   $  (145)       $   509
                                                    =======       ======   ============  ===========     =======



Income (loss) per common share:
    Net income (loss) from operations
          before income taxes                       $ (0.03)                                             $  0.06
    Income tax expense                                   --                                                (0.01)
                                                    -------                                              -------
    Net income (loss) before cumulative
          effect of change in method and
          extraordinary item                        $ (0.03)                                             $  0.05
                                                    =======                                              =======

Weighted average number of common
   and common equivalent shares
   outstanding                                        6,743                                                6,743
                                                    =======                                              =======

                       See Accompanying Explanatory Notes

                                    NBI, INC.
                   EXPLANATORY NOTES TO PROFORMA INFORMATION
                                 JUNE 30, 1995



(A) Elimination of assets, liabilities and equity not acquired as a part of the L.E. Smith Glass Company acquisition.

(B) Adjustment to fair market value of assets purchased in the L.E. Smith Glass Company acquisition.

(C) Cash outlay for L.E. Smith acquisition, a portion of which was paid through the sale of trading securities.

(D) Reduction of long-term assets for the excess of net identifiable assets over the purchase price.

(E) Elimination of existing equity accounts related to the acquisition of the Belle Vernon Motel Corporation stock.

(F) Adjustment to fair market value of assets purchased in the Belle Vernon Motel acquisition.

(G) Cash outlay for Belle Vernon Motel acquisition, paid through the sale of trading securities.

(H) Accrual of estimated acquisition costs incurred related to the L.E. Smith Glass Company acquisition, consisting of legal, auditing and appraisal fees.

(I) Accrual of estimated acquisition costs incurred related to the Belle Vernon Motel acquisition, consisting of legal, auditing and appraisal fees.

(J) Accrual of initial franchise fees related to transfer of Holiday Inn franchise to Registrant from seller of Belle Vernon Motel Corporation.

(K) Annual amortization of acquisition costs, using a five year amortization period and straight-line method.

(L) Reversal of amortization income related to the existing excess of identifiable assets over purchase price included in L.E. Smith's historical financial statements.

(M) Annual amortization of initial franchise fee incurred upon acquisition of Belle Vernon, using a 20 year life and straight-line method.

(N) Adjustment to historical depreciation expense for the new carrying value of the property, plant and equipment for L.E. Smith Glass Company.

(O) Adjustment to historical depreciation expense for the new carrying value of the property, plant and equipment for Belle Vernon Motel Corporation.

                                   SIGNATURES



  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           NBI, INC.




Dated: October 2, 1995             By:  /s/ Marjorie A. Cogan
                                        ---------------------
                                           Marjorie A. Cogan
                                       As a duly authorized officer
                                     Corporate Controller, Secretary
                               (Principal Financial and Accounting Officer)